UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2022, Century Casinos, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among Marnell Gaming, LLC (the “Seller”), Century Nevada Acquisition, Inc., a wholly owned subsidiary of the Company (the “Buyer”), and the Company, as guarantor, pursuant to which the Buyer will purchase from the Seller (i) 50% of the membership interests in Smooth Bourbon, LLC (“PropCo”), and (ii) 100% of the membership interests of Nugget Sparks, LLC (“OpCo” and, together with PropCo, the “Nevada Entities”). OpCo owns and operates the Nugget Casino Resort (the “Casino”) in Sparks, Nevada, and PropCo owns the real property on which the Casino is located. At the First Closing (defined below), PropCo will enter into a lease with OpCo for an annual rent of $15.0 million.

The Buyer will purchase 50% of the membership interests in PropCo for approximately $95.0 million (subject to adjustments as set forth in the Purchase Agreement) at the first closing, which is expected to occur early in the second quarter of 2022 (the “First Closing”). Subject to approval from the Nevada Gaming Commission, the Buyer’s purchase of 100% of the membership interests in OpCo for approximately $100.0 million (subject to adjustments as set forth in the Purchase Agreement) is expected to close within one year after the First Closing (the “Second Closing”). Following the Second Closing, the Company will own the operating assets of the Casino and 50% of the membership interests in PropCo (the “Acquisition”). The Company also will have a five-year option to acquire the remaining 50% of the membership interests in PropCo for $105 million plus 2% per annum.

The Company has received a commitment letter from Goldman Sachs Bank USA for (a) $350 million in senior secured term loan financing to support the Acquisition, refinance the Company’s existing debt and for general corporate purposes and (b) a $30 million senior secured revolving credit facility.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties to such agreement and is subject to customary closing conditions including, among other things, (i) the receipt of regulatory approvals, including applicable antitrust and gaming regulatory approvals, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications, and (iii) material compliance by the parties with their respective covenants and obligations.

The Purchase Agreement contains certain termination rights, including (i) by the mutual written consent of the Buyer and the Seller; (ii) by the Seller or the Buyer if the transactions planned to occur in the Second Closing shall not have been consummated on or prior to February 22, 2023 (the “Outside Date”); provided that, if the gaming approvals required to complete the Second Closing have not been obtained by the Outside Date but the Buyer in good faith believes that such gaming approvals will be forthcoming, the Buyer will have the right to extend the Outside Date by an additional nine months (the “Extended Outside Date”) by notifying the Seller in writing and paying to the Seller $6.0 million (the “Extension Payment”). If the Second Closing occurs, the Extension Payment will be credited against the purchase price for the Second Closing. In addition, the Purchase Agreement provides termination rights for (i) a party if the other party has committed an uncured breach of the Purchase Agreement or (ii) the Buyer or Seller if a court or other governmental authority has taken an action restraining, enjoining or prohibiting the remaining transactions under the Purchase Agreement.

The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, the Buyer, the Seller, the Nevada Entities (the “Acquisition Parties”) or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Acquisition Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or its subsidiaries or affiliates.

Forward-Looking Statements

This communication may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the transaction. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the Acquisition of the Nevada Entities and Casino and the integration of the businesses and assets acquired; the financial performance of the Casino; the possibility that the transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the transaction; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent periodic and current SEC filings the Company may make. The Company disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated as of February 22, 2022, by and among Marnell Gaming, LLC, as seller, Century Nevada Acquisition, Inc., as buyer, and Century Casinos, Inc., as guarantor
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: February 23, 2022

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer